Ex-3.1

AMENDED AND RESTATED BY-LAWS

OF

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NOVADEL PHARMA INC.
(a Delaware corporation)

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ARTICLE I
OFFICES

The registered office of NovaDel Pharma Inc. (the “Corporation”) shall be located in Wilmington, Delaware. The principal office of the Corporation shall be in the City of Bridgewater, County of Somerset, State of New Jersey. The Corporation may also have offices at such other places within or without the State of Delaware as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II
SHAREHOLDERS

1.                  Place of Meetings.

Meetings of shareholders shall be held at the principal office of the Corporation or at such place within or without the State of Delaware as the Board shall authorize.

2.                  Annual Meeting.

The annual meeting of the shareholders shall be held on such date and time as may be fixed by the Board of Directors when the shareholders shall elect a Board and transact such other business as may properly come before the meeting.

3.                  Special Meetings.

Special meetings of the shareholders may be called by the Board, by the Chairman of the Board or by the President and shall be called by the Chairman of the Board or the President or the Secretary at the request in writing of a majority of the Board or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4.                  Fixing Record Date.

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, it shall be determined in accordance with the provisions of law.

5.                  Notice of Meetings of Shareholders.

Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date, and hour of the meeting and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of the meeting. If action is proposed to be taken that might entitle the shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary and written request that notices to him be mailed to some other address, then directed to him at such other address. Unless the Board shall fix after the adjournment a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment was taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

6.                  Waivers.

Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

7.                  Quorum of Shareholders.

Unless the Certificate of Incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The shareholders present may adjourn the meeting despite the absence of a quorum.

8.                  Proxies.

Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy: Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

9.                  Qualification of Voters.

Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the Certificate of Incorporation.

10.              Vote of Shareholders.

Except as otherwise required by statute or by the Certificate of Incorporation:

(a)                directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election;

(b)               all other corporate action shall be authorized by a majority of the votes cast.

11.              List of Shareholders.

The officer who has charge of the stock ledger of the Corporation, or the transfer agent of the Corporation’s stock, if there be one then acting, shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the, examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, at the place where the meeting is to be held, or at the office of the transfer agent. A list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

12.              Inspectors.

The Board of Directors may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed, or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any shareholder entitled to vote thereat, shall appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector at an election of directors. Inspectors need not be shareholders.

13.              Written Consent of Shareholders.

Any action that may be taken by vote may be taken without a meeting or written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the Certificate of Incorporation or Delaware General Corporation Law, and shall be filed with the Secretary as part of the corporate records.

ARTICLE III
DIRECTORS

1.                  Board of Directors.

Subject to any provision in the Certificate of Incorporation the business of the Corporation shall be managed by its Board of Directors, each of whom shall be at least eighteen years of age and need not be shareholders.

2.                  Number of Directors.

The number of directors shall be not less than one (1) nor more than nine (9). The number of directors shall be fixed by the Board from time to time.

3.                  Election and Term of Directors.

At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal

4.                  Newly Created Directorships and Vacancies.

(a)                Newly created directorships resulting from an increase in the authorized number of directors and vacancies occurring in the Board for any reason, except the removal of directors without cause, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders. A director elected to fill a vacancy caused by resignation, death, or removal shall be elected to hold office for the unexpired term of his predecessor,

(b)               If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder may call a special meeting of shareholders in accordance with the provisions of these By-Laws. Each director elected to fill a vacancy shall hold office until the next succeeding annual meeting of shareholders and until his successor is elected and has qualified or until his earlier displacement from office by resignation, removal, replacement or otherwise.

5.                  Removal of Directors.

Any or all of the directors may be removed for cause by vote of the shareholders or by action of the Board, Directors may be removed without cause only by vote of the shareholders.

6.                  Resignation.

A director may resign at any time by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary of the Corporation. Unless otherwise specified by the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7.                  Quorum of Directors.

Unless otherwise provided in the Certificate of Incorporation, a majority of the entire Board shall constitute a quorum for the transaction of business or of any specified item of business. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat, or if no director be present, the Secretary may adjourn such meeting to another time and place, or such meeting, unless it be the annual meeting of the Board of Directors need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Section 11 of this Article III of these By-Laws, the directors shall act only as a Board and the individual directors shall have no power as such.

8.                  Action of the Board.

(a)                Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. Each director present shall have one vote regardless of the number of shares, if any, which he may hold.

(b)               Whenever any action is required or permitted to be taken by the Board or any committee thereof, such action may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the with the minutes of the proceedings of the Board or committee. Meetings may also be held by conference telephone.

9.                  Place and Time of Board Meetings; Notice; Adjournment.

(a)                The Board may hold its meetings at the office of the corporation or at such other places, either within or without the State of Delaware, as it may, from time to time, determine.

(b)               A regular annual meeting of the Board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

(c)                Regular meetings of the Board may be held without notice at such time and place as it from time to time shall determine.

(d)               Special meetings of the Board shall be held upon notice to the directors and may be called by the Chairman of the Board or the President upon three days’ prior notice given to each director either personally or by mail; or upon 24 hours’ prior notice to each director, if given by telephone, fax, cable, or wireless. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid. Special meetings shall be called by the Chairman of the Board, the President or by the Secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

(e)                A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all Directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other Directors.

10.              Chairman and Secretary of Meeting.

At all meetings of the Board, the Chairman of the Board or, in his absence, the President or, in his absence, Vice President or, in his absence, a chairman chosen by the Board shall preside. The Secretary, or in his absence or inability to act, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

11.              Executive and Other Committees.

(a)                The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one or more directors. Each such committee shall serve at the pleasure of the Board.

(b)               Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors and the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting, and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep minutes of its proceedings and shall report such minutes to the Board of Directors when required. All such proceedings shall be subject to revision or alteration by the Board of Directors, provided, however, third parties shall not be prejudiced by such revision or alteration.

(c)                A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 9 of this Article III. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

12.              Compensation.

Directors shall receive such compensation and benefits as may be determined by resolution of the Board for their services as members of the Board and committees. Directors shall also be reimbursed for their expenses of attending Board and committee meetings.. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

13.              Liability of Directors in Certain Cases.

In case of any willful or negligent violation of the provisions of Section 160 or 173 of the Delaware General Corporation Law, the directors under whose administration the same may happen may be jointly and severally liable to the Corporation, and to its creditors in the event of its dissolution or insolvency, for the full amount of the dividend unlawfully paid, or for the full amount unlawfully paid for the purchase or redemption of the Corporation’s stock, with interest from the time such liability accrued. Any director who may have been absent when the same was done, or who may have dissented from the act or resolution by which the same was done, may exonerate himself from such liability by causing his dissent to be entered on the books containing the minutes of the proceedings of the directors at the time the same was done, or immediately after he has notice of the same.

14.              Access to Books and Records.

Any director shall have a right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. A director shall, in the performance of his duties be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified accountant, or by an appraiser selected with reasonable care by the Board of Directors, or in relying in good faith upon other records of the Corporation.

ARTICLE IV
OFFICERS

1.                  Offices, Election, Term.

(a)                The Board may elect or appoint a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers as it may determine, who shall have such duties, powers, and functions as hereinafter provided.

(b)               All officers shall be elected or appointed to hold office until the meeting of the Board following the annual meeting of shareholders.

(c)                Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.

2.                  Removal, Resignation, Salary.

(a)                Any officer elected or appointed by the Board may be removed by the Board with or without cause.

(b)               In the event, of the death, resignation, or removal of an officer, the Board in its discretion may elector appoint a successor to fill the unexpired term.

(c)                Two or more offices may be held by the same person

(d)               The salaries of all officers shall be fixed by the Board.

(e)                The directors may require any officer to give security for the faithful performance of his duties.

3.                  Chairman of the Board.

If elected, the Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors; and he shall have such other powers and duties as designated in these By-Laws and as from time to time may be assigned to him by the Board of Directors.

4.                  President.

The President shall be the chief executive officer of the Corporation and shall have the management of the operations of the Corporation. If there be no Chairman of the Board, the President shall perform the duties of the Chairman of the Board.

5.                  Vice-Presidents.

During the absence or disability of the President, the Vice President or, if there are more than one, the Executive Vice President, shall have all the powers and functions of the President. Each Vice President shall perform such other duties as the Board shall prescribe.

6.                  Secretary.

The Secretary shall;

(a)                attend all meetings of the Board and of the shareholders;

(b)               record all votes and minutes of all proceedings in a book to be kept for that purpose;

(c)                give or cause to be given notice of all meetings of shareholders and of special meetings of the Board;

(d)               keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board;

(e)                when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of the shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

(f)                keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner;

(g)               perform such other duties as may be prescribed by the Board.

7.                  Assistant Secretaries.

During the absence or disability of the Secretary, the Assistant Secretary or, if there are more than one, the one so designated by the Secretary or the Board, shall have all the powers and functions of the Secretary.

8.                  Treasurer.

The Treasurer shall;

(a)                have the custody of the corporate funds and securities;

(b)               keep full and accurate accounts of receipts and disbursements in the corporate books;

(c)                deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board;

(d)               disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements;

(e)                render to the President and Board at the regular meetings of the Board, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation;

(f)                render a full financial report at the annual meeting of the shareholders if so requested;

(g)               be furnished by all corporate officers and agents, at his request, with such reports and statements as he may require as to all financial transactions of the Corporation;

(h)               perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the Board or the President.

9.                  Assistant Treasurer.

During the absence or disability of the Treasurer, the Assistant Treasurer or, if there are more than one, the one so designated by the Treasurer or by the Board, shall have all the powers and functions of the Treasurer.

10.              Sureties and Bonds.

In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds, or securities of the Corporation which may come into his hands.

ARTICLE V
CERTIFICATES FOR SHARES

1.                  Certificates.

The shares of the Corporation shall be represented by certificates. They shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the President or a Vice President and the Treasurer or the Secretary, and shall bear the corporate seal. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, or if the shares are listed on a registered national securities exchange or interdealer quotation system. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid or received in accordance with law except as Sections 152 and 153 of the Delaware General Corporation Law may otherwise permit.

2.                  Books and Account and Record of Shareholders.

The books and records of the Corporation may be kept at such places within or without the state of incorporation as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

3.                  Lost or Destroyed Certificates.

The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

4.                  Transfers of Shares.

(a)                Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

(b)               The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

5.                  Regulations.

The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

6.                  Closing Transfer Books.

The Board shall have the power to close the share transfer books of the Corporation for a period of not more than ten days during the thirty day period immediately preceding (i) any shareholders’ meeting, or (ii) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (iii) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed shall be recognized as such for the purpose of (A) receiving notice of or voting at such meeting, or (B) allowing them to take appropriate action, or (C) entitling them to receive any dividend or other form of distribution.

7.                  Fixing of Record Date.

In order that the Corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VI
DIVIDENDS

Subject to the provisions of the Certificate of Incorporation and to applicable law, dividends on the outstanding shares of the Corporation may be declared in such amounts and at such time or times as the Board may determine. Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the Board, from time to time, in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

ARTICLE VII
CORPORATE SEAL

The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware.” The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificate for shares or upon any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE VIII
EXECUTION OF INSTRUMENTS

1.                  Execution of Contracts.

Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. Unless authorized by the Board of Directors or expressly permitted by these By-Laws, an officer or agent or employee shall not have the power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

2.                  Loans.

Unless the Board of Directors shall otherwise determine, either (a) the Chairman of the Board or the President, singly, or (b) a Vice President, together with the Treasurer, may effect loans and advances at any time for the Corporation or guarantee any loans and advances to any subsidiary of the Corporation, from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and. deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, or guarantee of indebtedness of subsidiaries of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by the Board of Directors.

3.                  Checks, Drafts, etc.

All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board of Directors.

4.                  Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such manner as the Board of Directors may determine by resolution.

5.                  General and Special Bank Accounts.

The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

6.                  Proxies in Respect of Securities of Other Corporations.

Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President, or a Vice President may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE IX
FISCAL YEAR

The fiscal year shall begin on the first day of January in each year or at such other time as may be designated by the Board of Directors.

ARTICLE X

REFERENCES TO CERTIFICATE OF INCORPORATION

Reference to the Certificate of Incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.

ARTICLE XI
MISCELLANEOUS

1.                  Interested Directors.

No contract or other transaction between the Corporation and any other corporation shall be affected and invalidated by the fact that any one or more of the Directors of the Corporation is or are interested in or is a director or officer or are directors or officers of such other corporation, and any director or directors, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of the Corporation or in which the Corporation is interested; and no contract, act or transaction of the Corporation with any person or persons, firm or corporation shall be affected or invalidated by the fact that any director or directors of the Corporation is a party or are parties to or interested in such contract, act or transaction, or in any way connected with such person or persons, firms or associations, and each and every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself, any firm, association or corporation in which he may be in any way interested.

2.                  Ratification.

Any transaction questioned in any shareholders’ derivative suit on the grounds of lack of authority, defective or irregular execution, adverse interest of a director, officer or shareholder, nondisclosure, .miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the shareholders in case less than a quorum of Directors are qualified, and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE XII
INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify any and all persons whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers, directors, employees, or other agents of the Corporation, any subsidiary of the Corporation or of any other corporation for which he acted in such capacity at the request of the Corporation.

ARTICLE XIII
BY-LAW CHANGES
AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS

(a)                Except as otherwise provided in the Certificate of Incorporation, the by-laws may be amended, repealed, or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be amended, repealed, or adopted by the Board; but any by-law adopted by the Board may be amended by the shareholders entitled to vote thereon as hereinabove provided.

(b)               If any by-law regulating an impending election of directors is adopted, amended, or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended, or repealed, together with a concise statement of the changes made.

Adopted by the Board of Directors, this 12th day of January, 2012.

NOVADEL PHARMA INC.

  /s/ Steven B. Ratoff
Steven B. Ratoff, Secretary